As filed with the U.S. Securities and Exchange Commission on July 24, 1996

                       Securities and Exchange Commission
                              Washington D.C. 20549

                              FORM S-3/Amendment 1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           Commission File No. 0-19015

                           ICIS MANAGEMENT GROUP, INC.
                        (Formerly Alter Sales Co., Inc.)

                FLORIDA                                     59-0791065
(State or other jurisdiction of incorporation    (I.R.S. Employer Identification
or organization)                                  Number)

5050 N. Federal Highway, Lighthouse Point, FL              33064
(address of principal executive office)                  (zip code)

Issuer's telephone number: (305) 426-3400

Agent for Service at above address: James W. Nearen, President

Approximate date of commencement of proposed sale to Public: July 24, 1996


                         Calculation of Registration Fee
- -----------------------------------------------------------------------------------------------------
Title of Securities     Amount of Shares     Proposed Maximum       Proposed Maximum       Amount
Securities to be        to be Registered     Offering Price Per     Maximum                of Fee
Registered                                   Per Share(1)           Aggregate Offering
                                                                    Price(1)

$.004 par value
Common Stock            3,000,000            $.25                    $625,000              $258.62(1)


         TOTALS         3,000,000                                    $625,000              $258.62(2)
- -----------------------------------------------------------------------------------------------------
Total No. of Pages: 19                                               Exhibit Index on Page: 10


(1) This calculation is made solely for the purposes of determining the registration fee pursuant to Rule 457(g) under the Securities Act of 1933 and is calculated on the basis of the highest price at which the warrants described herein may be exercised.

(2) The expenses associated with this registration statement include the registration fees, bank wire fees, fees payable to Nasdaq of $.01 per share or $7500 maximum and negligible costs of mailing.

                          Rule 473 - Delaying Amendment

     The registrant, ICIS Management Group, Inc., hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

Dated:   July 31, 1996

                                              ICIS Management Group, Inc.


                                              /s/ James W. Nearen
                                              ----------------------------------
                                              James W. Nearen, President and CEO
                                              Agent for Service